Letter from Ernst & Young LLP                                       Exhibit 16.1


                       [Letterhead of Ernst & Young LLP]



January 23, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated January 23, 2001 of Metawave Communications Corporation and are in agreement with the statements contained in the second sentence of the first paragraph and the second paragraph on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                            Sincerely,

                                            /s/ Ernst & Young LLP
                                            --------------------------
                                            Ernst & Young LLP